UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Credit Facilities

On March 15, 2013, Sanchez Energy Corporation (the “Company”) entered into a Limited Consent and Amendment with each of (i) Capital One, National Association, as administrative agent under the Company’s first lien credit facility, and the lenders party thereto and (ii) Macquarie Bank Limited, as administrative agent under the Company’s second lien credit facility, and the lenders party thereto (together, the “Amendments”).  The Amendments, among other things, permit the Company to issue a new series of preferred stock and pay related dividends and include certain acknowledgments regarding the Company’s recently announced acquisition of certain assets in the Eagle Ford Shale.

The description of the Amendments is qualified in its entirety by reference to the full texts of the Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Placement Agency Agreement

On March 18, 2013, the Company entered into a Placement Agency Agreement with RBC Capital Markets, LLC, as placement agent, in connection with the private placement of 4,500,000 shares of the Company’s 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share and liquidation preference of $50.00 per share (the “Convertible Preferred Stock”).

Under the Placement Agency Agreement, the placement agent and the other agents named therein agreed, on a reasonable best efforts basis, to place up to $250 million aggregate liquidation preference of the Convertible Preferred Stock with certain investors that were both “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and “accredited investors” as defined in Regulation D under the Securities Act (“Qualified Investors”).  As compensation for their services, the Company agreed to pay the agents an aggregate fee equal to 3.50% of the aggregate gross proceeds received by the Company from the sale of the Convertible Preferred Stock.  The Company also agreed to indemnify the agents and certain of their control persons and affiliates for certain liabilities, including liabilities in connection with the transactions contemplated by the Placement Agency Agreement and liabilities under the Securities Act.

The description of the Placement Agency Agreement is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Securities Purchase Agreements

On March 18 and 19, 2013, the Company entered into Securities Purchase Agreements with certain Qualified Investors pursuant to which, among other things, the Company agreed to sell an aggregate of 4,500,000 shares of Convertible Preferred Stock to the Qualified Investors for aggregate cash consideration of $225 million.  The Securities Purchase Agreements contain customary representations, warranties and covenants of the Company and the Qualified Investors for this type of private placement.

The description of the Securities Purchase Agreements is qualified in its entirety by reference to the full texts of the forms of Securities Purchase Agreements, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K.  The form of Securities Purchase Agreement attached as Exhibit 10.4 was entered into between the Company and certain Qualified Investors at the time of pricing of the offering of the Convertible Preferred Stock and the form of Securities Purchase Agreement attached as Exhibit 10.5 was entered into between the Company and certain Qualified Investors after the pricing of the offering of the Convertible Preferred Stock.  The two forms of Securities Purchase Agreements are substantially the same other than differences related to the timing of the execution of the applicable form of agreement.

Relationships

From time to time, the lenders, the placement agent and the other agents have provided, and may in the future provide, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions.

Notice

The Amendments, Placement Agency Agreement and Securities Purchase Agreements contain representations, warranties and other provisions that were made or agreed, among other things, to provide the parties with specified rights and obligations and to allocate risk among them.  Accordingly, these agreements should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time they were entered into or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Placement Agency Agreement and the Securities Purchase Agreements in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The annual dividend on each share of Convertible Preferred Stock will be 6.500% and will be payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing on July 1, 2013, when, as and if declared by the Company’s board of directors. No dividends will accrue or accumulate prior to the original issuance date, which is expected to be March 26, 2013. The Company will be able to, at its option, pay dividends in cash, in common stock if the common stock would be freely transferable by any non-affiliate of the Company, or any combination thereof.

Each share of Convertible Preferred Stock will be convertible at any time at the option of the holder at an initial conversion rate of 2.3370 shares of common stock per share of Convertible Preferred Stock (which is equal to an initial conversion price of approximately $21.40 per share of the common stock), subject to specified adjustments. If a holder elects to convert shares of Convertible Preferred Stock into common stock in connection with the occurrence of certain specified fundamental changes, the Company may be required to increase the applicable conversion rate based on the stock price and the effective date of the fundamental change.

Except as required by Delaware law or the Company’s Amended and Restated Certificate of Incorporation, holders of the Convertible Preferred Stock will have no voting rights unless dividends payable on the Convertible Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive). Until such arrearage is paid in full, the holders of the Convertible Preferred Stock and the holders of the Company’s 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A, voting as a single class, will be entitled to elect two directors and the number of directors on the Company’s board of directors will be increased by the number of directors so elected.

At any time on or after April 6, 2018, the Company may elect to cause all outstanding shares of the Convertible Preferred Stock to be automatically converted into common stock at the then-applicable conversion price, if the closing sale price of the common stock equals or exceeds 130% of the then-applicable conversion price for a specified number of trading days during a specified period prior to the conversion.

The terms of the Convertible Preferred Stock will be set forth in a Certificate of Designations that will be filed by the Company with the Delaware Secretary of State prior to the closing of the offering.

The Company intends to use the net proceeds from the offering to fund a portion of the purchase price for the Company’s previously announced acquisition of certain assets in the Eagle Ford Shale.  The closing of the offering is expected to occur on or about March 26, 2013.

The Convertible Preferred Stock was offered in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act based on the following: (i) the Convertible Preferred Stock was offered and will only be sold to Qualified Investors, (ii) the offer and sale of the Convertible Preferred Stock did not involve a general solicitation and (iii) the Qualified Investors represented in the Securities Purchase Agreements that they were “qualified institutional buyers” and “accredited investors” not formed for the purpose of acquiring the Convertible Preferred Stock.

Item 8.01. Other Events.

On March 18, 2013, the Company issued a press release announcing the pricing of the offering of the Convertible Preferred Stock.

On March 19, 2013, the Company issued a press release announcing the aggregate number of shares of Convertible Preferred Stock placed in the offering.

In accordance with Rule 135(c) of the Securities Act, copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit	Description

10.1

Limited Consent and Amendment, dated as of March 15, 2013, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Capital One, National Association, as administrative agent for the lenders, and the lenders party thereto.

10.2

Limited Consent and Amendment, dated as of March 15, 2013, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Macquarie Bank Limited, as administrative agent for the lenders, and the lenders party thereto.

10.3	Placement Agency Agreement, dated March 18, 2013, between Sanchez Energy Corporation and RBC Capital Markets, LLC, on behalf of the several agents.

10.4	Form of Securities Purchase Agreement between Sanchez Energy Corporation and certain investors.

10.5	Form of Securities Purchase Agreement between Sanchez Energy Corporation and certain investors.

99.1	Press release dated March 18, 2013.

99.2	Press release dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 21, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Limited Consent and Amendment, dated as of March 15, 2013, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Capital One, National Association, as administrative agent for the lenders, and the lenders party thereto.

10.2

Limited Consent and Amendment, dated as of March 15, 2013, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Macquarie Bank Limited, as administrative agent for the lenders, and the lenders party thereto.

10.3	Placement Agency Agreement, dated March 18, 2013, between Sanchez Energy Corporation and RBC Capital Markets, LLC, on behalf of the several agents.

10.4	Form of Securities Purchase Agreement between Sanchez Energy Corporation and certain investors.

10.5	Form of Securities Purchase Agreement between Sanchez Energy Corporation and certain investors.

99.1	Press release dated March 18, 2013.

99.2	Press release dated March 19, 2013.